EXPENSE LIMITATION AGREEMENT

                                      among

                         INSTITUTIONAL DAILY INCOME FUND

                                       and

                       REICH & TANG ASSET MANAGEMENT, LLC

                                       and

                         REICH & TANG DISTRIBUTORS, INC.




          This EXPENSE LIMITATION AGREEMENT, dated as of July 20, 2006, by and among the Institutional Daily Income Fund (the "Fund"), on behalf of its Money Market Portfolio, U.S. Treasury Portfolio, Municipal Portfolio and U.S. Government Portfolio (and together, the "Portfolios"), with respect to certain classes of the Portfolios, the Institutional Class, the Institutional Service Class, Investor Class, Short Term Income Shares Class, Retail Class, Pinnacle Class and Thornburg Class (and together, the "Classes"), Reich & Tang Asset Management, LLC (the "Manager") and Reich & Tang Distributors, Inc. (the "Distributor").


                                   WITNESSETH:


                    WHEREAS, the Distributor serves as the principal underwriter to each portfolio of the Fund pursuant to an Amended and Restated Distribution Agreement between the Distributor and the Fund, on behalf of its Portfolios, with respect to the Classes, dated as of October 30, 2000, and amended and restated on July 20, 2006 and September 21, 2006 (with respect to the Thornburg Class, the Distribution Agreement is dated as of July 20, 2006);

                    WHEREAS, the Distributor performs all personal shareholder servicing and related maintenance of shareholder account functions not performed by the Fund's transfer agent pursuant to a Shareholder Servicing Agreement with the Fund, on behalf of its Portfolios, with respect to the Classes, dated October 30, 2000, as amended and restated on July 20, 2006(the Institutional Class and the Pinnacle Class are not parties to any Shareholder Servicing Agreement and with respect to the Thornburg Class, the Shareholder Servicing Agreement is dated as of July 20, 2006);


                  WHEREAS, the Manager serves as investment manager to each portfolio of the Fund pursuant to an Investment Management Contract between the Manager and the Fund, on behalf of its Portfolios, dated as of October 30, 2000, as amended on July 20, 2006;


                  WHEREAS, the parties to this Agreement wish to provide for an undertaking by the Distributor and the Manager to limit distribution, shareholder servicing, and investment management fees or reimburse expenses of each of the

 Portfolios of the Fund in order to ensure the Classes are competitive in the marketplace.


         NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

         The Manager and Distributor hereby agree to limit the fees payable to them pursuant to the Distribution Agreement, Shareholder Servicing Agreement and Investment Management Contract, on behalf of the Portfolios, in order to maintain the total annual fund operating expenses of the Portfolios to not more than the amounts set forth on Exhibit A (the "Expense Cap Amounts"); provided, however, that the Manager will only be required to limit its fees pursuant to this Expense Limitation Agreement to the extent that any waiver of fees by the Distributor under the Distribution Agreement and Shareholder Servicing Agreement is not sufficient to maintain the Expense Cap Amounts.

         This Agreement is effective on August 1, 2006, and shall remain in effect until July 31, 2007.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                            INSTITUTIONAL DAILY INCOME FUND,

                                            Money Market Portfolio
                                            U.S. Treasury Portfolio
                                            Municipal Portfolio
                                            U.S. Government Portfolio



                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:



                                            REICH & TANG ASSET MANAGEMENT, LLC


                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:


                                            REICH & TANG DISTRIBUTORS, INC.



                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT A


                                        Amended and Restated on October 16, 2006


                         INSTITUTIONAL DAILY INCOME FUND

NAME OF PORTFOLIO                                            TOTAL ANNUAL OPERATING EXPENSES

Money Market Portfolio                                       0.20% Institutional Class
                                                             0.45% Institutional Service Class
                                                             0.65% Investor Class
                                                             0.94% Short Term Income Shares Class
                                                             1.00% Retail Class
                                                             0.20% Pinnacle Class
U.S. Treasury Portfolio                                      0.20% Institutional Class
                                                             0.45% Institutional Service Class
                                                             0.65% Investor Class
                                                             0.90% Short Term Income Shares Class
                                                             1.00% Retail Class
                                                             0.20% Pinnacle Class
Municipal Portfolio                                          0.20% Institutional Class
                                                             0.45% Institutional Service Class
                                                             0.65% Investor Class
                                                             0.76% Short Term Income Shares Class
                                                             1.00% Retail Class
                                                             1.00% Thornburg Class
                                                              .20% Pinnacle Class
U.S. Government Portfolio                                    0.20% Institutional Class
                                                             0.45% Institutional Service Class
                                                             0.65% Investor Class
                                                             0.85% Short Term Income Shares Class
                                                             1.00% Retail Class
